Filed Pursuant to Rule 424(b)(3)
Registration No. 333-133652
GRUBB & ELLIS HEALTHCARE REIT, INC.
(To be named Healthcare Trust of America, Inc.)
SUPPLEMENT NO. 8 DATED AUGUST 5, 2009
TO THE PROSPECTUS DATED DECEMBER 3, 2008
     This document supplements, and should be read in conjunction with, our prospectus dated December 3, 2008, as supplemented by Supplement No. 4 dated April 21, 2009, Supplement No. 5 dated May 27, 2009, Supplement No. 6 dated July 10, 2009 and Supplement No. 7 dated July 17, 2009, relating to our offering of 221,052,632 shares of our common stock. The purpose of this Supplement No. 8 is to disclose:
•	the status of our initial public offering;

•	an update regarding our transition to self-management;

•	the transition of investor services for our initial public offering from Grubb & Ellis Realty Investors, LLC to DST Systems, Inc.; and

•	an amended subscription agreement.
Status of our Initial Public Offering
          As of July 17, 2009, we had received and accepted subscriptions in our initial public offering for 116,900,367 shares of our common stock, or approximately $1,167,842,210, excluding shares issued under our distribution reinvestment plan. As of July 17, 2009, approximately 83,099,633 shares remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. This offering will expire upon the earlier of September 20, 2009, or the date on which the maximum offering has been sold, unless extended pursuant to SEC Rule 415 under the Securities Act of 1933, as amended, for up to an additional 180 days.
Update Regarding our Transition to Self-Management
     As described in our prospectus, we have undertaken steps to transition from an externally managed REIT. The following provides further discussion regarding our board of directors’ decision to transition to self-management as well as an update regarding the status of the transition in several key areas. For the reasons discussed below, we are now in a position where we consider ourselves to be self-managed.
     Background and Reasons for Transition. The decision to transition to self-management resulted from an extensive in-house study conducted by our board of directors and our Chief Executive Officer, Scott D. Peters, which was aimed at determining what was in the best interests of our company and its stockholders. A key part of this in-house study was to look at management models, including the self-management model. The self-management model is based on internal management, rather than relying on an external advisor, and is the model commonly used by publicly-traded REITs. As part of this study, the board of directors utilized nationally recognized consulting experts and legal counsel. We believe the self-management model has many benefits, including that it is performance driven.
     Although we will incur costs as a result of self-management, it also eliminates or reduces the substantial fees associated with an external advisor:

•	Fees to Advisor. After the expiration of our advisory agreement on September 20, 2009, we will no longer pay acquisition fees (currently 2.5% of purchase price), except that we will continue to pay acquisition fees for services rendered by our advisor for properties and real estate related securities acquired with funds raised in this offering by Grubb & Ellis Securities, Inc., subject to certain conditions. Additionally, under our self-management structure, we will no longer pay asset management fees (0.5% of average invested assets) or disposition fees (up to 1.75% of contract sales price), to an advisor. In addition, property management fees (4-5% of gross cash receipts from the property) will be significantly reduced as we bring in independent, nationally recognized third party property management service providers at a competitive price. In fact, under our new property management agreements, property management fees have been reduced by more than 60%. We have also eliminated the need to pay an internalization fee to acquire the management functions of an external advisor. From April 28, 2006 (inception) through March 31, 2009, we incurred to our advisor and its affiliates approximately $29,388,000 in acquisition fees and approximately $9,036,000 in asset management fees. We also paid approximately $3,828,000 in property management fees and approximately $1,145,000 in leasing fees from inception through March 31, 2008.

•	Estimated Self-Management Costs. We currently estimate that the general overhead, administration and self-management costs (including rent and all employee salaries and benefits) for each of the years ending December 31, 2009 and 2010 will be in the approximate $7-$10 million range. However, we believe that approximately 40% of this amount includes general and administrative costs that we would incur under both the externally advised and the self-managed model. We expect third party acquisition expenses, including legal fees, due diligence fees and closing costs, to remain approximately the same as under external management.

•	Distribution Coverage. We anticipate that our future acquisitions, combined with our future cost savings, will increase our ability to cover our distributions with cash flow from operations and funds from operations.
     Our transition to self-management, however, does not change the way that decisions are made by our company. Since our inception, all key decisions have been made by our Chief Executive Officer and our board of directors.
     Management Team; Employees. We now have a management team in place with Scott D. Peters as our President and Chief Executive Officer, Kellie S. Pruitt as our Chief Accounting Officer, Treasurer and Secretary, Mark Engstrom as our Executive Vice President — Acquisitions, Christopher Balish as our Senior Vice President — Asset Management and Kelly Hogan as our Controller and Assistant Secretary. We have 19 employees in total and only expect to hire two to four more employees in the near future. We plan to add an additional acquisition associate, asset manager and a financial analyst as we continue to grow. All of our employees are 100% dedicated to our company on a full-time basis.
     Our current organizational structure is designed to support an asset base of $2.0-$3.0 billion depending on the composition of the assets acquired, and we have hired sufficient personnel to support this asset base. As we grow, we will add the appropriate staff to accommodate the increased volume at compensation levels commensurate with the duties of the positions added.
     Asset Management. Our asset management model focuses on an extensive ongoing review and proactive program for preserving and growing our assets. Our physical property assets are directly reviewed and managed by our experienced in-house team. Specifically, asset management will be overseen by our Chief Executive Officer, Mr. Peters, and by our Senior Vice President — Asset Management, Mr. Balish. Our team also includes two senior asset managers and their support group. We believe this model is more efficient and more productive than having an outside advisor manage our assets and results in significantly reduced fees. We will work with and engage nationally recognized property management groups based on geographic expertise, who we believe are the most highly qualified and the most cost effective, as discussed below.
     Property Management. We recently completed a competitive bidding process and we have selected five property management groups to serve five geographically diverse territories, as we have defined them. These firms will manage approximately 60% of our portfolio’s assets, and the remaining 40% will be supported in-house. We have not yet announced the results of our selection; however, we will provide the information as soon as the selection is made public. The companies selected are nationally recognized property management groups. We will complete the transition to the new property management companies on August 31, 2009.
     Acquisitions. Our acquisitions team is led by our Chief Executive Officer, Mr. Peters, and our Executive Vice President — Acquisitions, Mr. Engstrom, and our internal support staff. Mr. Engstrom has 25 years of healthcare-related real estate experience. We have an experienced Investment Committee of our board of directors that oversees each acquisition. In sourcing the best possible acquisitions for our company, we utilize all national brokerage contacts and expanding relationships with our current tenants. We recognize the importance of being right, both in terms of pricing as well as tenant and physical asset quality. Our deals are negotiated and reviewed at every level. We utilize top legal and other experts.
     Accounting. Corporate and property accounting is handled in-house by our Chief Accounting Officer, Secretary and Treasurer, Ms. Pruitt, and our Controller and Assistant Secretary, Ms. Hogan, and the accounting department that they supervise, which includes 11 employees. In addition, we have completed a diligent review of our processes and after completing a competitive bidding process, determined it was more efficient and cost beneficial to hire independent third party service providers to perform tax services, tenant billings, accounts receivable, accounts payable and cash disbursements.
     Dealer Manager Transition. On August 28, 2009, Grubb & Ellis Securities, Inc. will cease serving as our dealer manager for this offering. On August 29, 2009, Realty Capital Securities, LLC will take over as the dealer-manager for this offering, subject to FINRA approval.
     Investor Services. As discussed below, commencing August 10, 2009, DST Systems, Inc., or DST, will handle both our investor services and broker-dealer account services.
     Corporate Information. We are in the process of changing our name to Healthcare Trust of America, Inc. which we expect to be effective by August 28, 2009. We have also moved our headquarters from Santa Ana, California to Scottsdale, Arizona. We expect our new website, www.htareit.com, to be available in August. On the website, you will be able to access information on our portfolio, view our most recent acquisitions, download the prospectus, and access our SEC filings, and broker-dealers will have access to a broker-dealer portal and their clients’ information. Following our name change, the following will be our new logo:
Transition of Investor Services
          Effective August 10, 2009, we are transitioning all investor services from Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors, to DST located in Kansas City, Missouri. Prior to August 10, 2009, all investor account information will remain with Grubb & Ellis Realty Investors, and all investor-related questions should continue to be directed to Grubb & Ellis Realty Investors. Commencing on August 10, 2009, DST will maintain all investor account information, including all historical information, for the remainder of the offering period and all investor-related questions should be directed to DST via phone at 1-888-801-0107.
          The transition to DST as our investor services provider is related to our transition to self-management and is an important step in sustaining and advancing our long-term growth. We believe this transition is consistent with our “stockholder first” philosophy and will provide our investors with enhanced services. DST is an industry leader in information processing and computer software services and understands the industry to be able to provide the products and services required by a REIT and its investors.
          Effective August 10, 2009, access to investor account information will be available through our website as well as via telephone by contacting DST at 1-888-801-0107. Investors will have access to current account balances information as well as historical information relating to the five most recent quarter-ended balances, pending trades, canceled trades, prior year investment tax information, dealer/representative information, and last dividend paid.
          Access to investor accounts through Grubb & Ellis Realty Investors will be available through August 9, 2009; however, account information viewed after August 4, 2009 will only be historical information through August 4, 2009. Investors will need to access accounts either online through our website or via telephone through DST to access current account information after August 4, 2009.
Amended Subscription Agreement
          In connection with our transition to DST, we will begin using the Subscription Agreement attached to this Supplement No. 8 as Exhibit A.

Exhibit A
SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS FOR PROSPECTUS DATED DECEMBER 3, 2008

Any persons desiring to subscribe for shares of common stock (the “shares”) in Grubb & Ellis Healthcare REIT, Inc. (the “Company”) should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(1) INVESTMENT

A minimum initial investment of $1,000 (100 shares) is required. A check for the full purchase price of the shares subscribed for should be made payable to the order of “Grubb & Ellis Healthcare REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.’’ (Certain states have imposed special financial suitability standards as set forth in the Prospectus.)

All additional investments in the Company must be in increments of $100 (10 shares). If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) agree(s) to notify the Company and the broker-dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she/they fail(s) to meet the applicable suitability standards or he/she/they is/are unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission not to exceed 7.0% of any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP		FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO GRUBB & ELLIS HEALTHCARE REIT, INC.
		MAIL TO: Grubb & Ellis Healthcare REIT, Inc. c/o DST Systems, Inc. PO Box 219108 Kansas City, MO 64121-9108	OVERNIGHT TO: Grubb & Ellis Healthcare REIT, Inc. c/o DST Systems, Inc. 430 W. 7th St. Kansas City, MO 64105
(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the included Transfer on Death Form (T.O.D.) in order to effect the designation.

Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

	(3)a	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian.
(4) INVESTOR INFORMATION REQUIRED	(4)a

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

	(4)b	Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian’s mailing address.
	(4)c	Enter an alternate address if different than the home address in item 4(b).
(4)d

Enter the home telephone, business telephone, date of birth of investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor’s social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e

Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if the investor or joint investor is an employee of Grubb & Ellis Company, Grubb & Ellis Realty Investors, LLC, Grubb & Ellis Securities, Inc., an affiliate or a Board Member of the Company.

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS FOR PROSPECTUS DATED DECEMBER 3, 2008

Any persons desiring to subscribe for shares of common stock (the “shares”) in Grubb & Ellis Healthcare REIT, Inc. (the “Company”) should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize Grubb & Ellis Healthcare REIT, Inc. (the “Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s); and if applicable, the trustee or custodian.
(7) BROKER- DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all BROKER-DEALER information contained in Section 7 including suitability certification (state of sale).

The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price should be delivered or mailed to your BROKER-DEALER. Only original, completed copies of the Subscription Agreement/Signature Page can be accepted. A photocopied or otherwise duplicated Subscription Agreement/Signature Page cannot be accepted by the Company.

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of the common stock of Grubb & Ellis Healthcare REIT, Inc. (the “Company”) are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company’s common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1.    Wire transfers

2.    Pre-printed personal checks

3.    Cashier’s checks over $10,000

4.    Business checks when applied to company/corporate account

5.    Trust checks for trust accounts

6.    Custodial checks for IRA accounts

7.    Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

8.    Checks endorsed from other Grubb & Ellis Realty Investors, LLC programs may be used to purchase shares of common stock of Grubb & Ellis Healthcare REIT, Inc. (the minimum investment of $1,000 has been waived) if the payee endorses the check and writes:

“Pay to the order of Grubb & Ellis Healthcare REIT, Inc.”

WE CANNOT ACCEPT: Money orders, cashier’s checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call Investor Services at 888-801-0107.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor’s name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor’s name to the Payor on the check.

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE
FOR PROSPECTUS DATED DECEMBER 3, 2008

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES 888-801-0107

(1) INVESTMENT (2) NON-CUSTODIAL OWNERSHIP	Initial Investment	Additional Investment (Subscription Agreement or Additional Subscription Form must be completed)	NAV Purchase @ $___________ per share (NAV Form must be attached)
		NUMBER OF SHARES	TOTAL INVESTED
	Please make investment check payable to: Grubb & Ellis Healthcare REIT, Inc.	, x $10.00 =	,	,
Minimum initial investment = 100 shares or $1,000 Minimum additional investment = 10 shares or $100

Individual
One signature required & initial

Joint Tenants with Right of Survivorship
All parties must sign & initial

Tenants in Common
All parties must sign & initial

Community Property
All parties must sign & initial

		Pension or Profit Sharing Plan Trustee or custodian signature required Trust Trustee or Grantor __________________ signature(s) required DATE ESTABLISHED Currently Revocable Irrevocable	Uniform Gift to Minors Act or the Uniform Transfers to Minors Act Custodian signature required Partnership Authorized signature required Other: _________________ SPECIFY
Company or Corporation Authorized signature required
(3) CUSTODIAL OWNERSHIP Send ALL paperwork directly to the custodian	NAME OF TRUST OR BUSINESS ENTITY

	Traditional IRA		Roth IRA	Keogh	Simplified Employee Pension/Trust (S.E.P.)	Qualified Pension or Profit Sharing Plan			Non- Qualified Custodial Account
NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

	CITY							STATE	ZIP CODE

BUSINESS PHONE
		—		—
	SECTION (3)a CUSTODIAN TAX ID #				CUSTODIAN ACCOUNT #
—
NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

	SECTION (4)a NAME OF INVESTOR OR TRUSTEE (REQUIRED)				Mr.	Mrs.	Ms.	Other ___________________________

	NAME OF JOINT INVESTOR				Mr.	Mrs.	Ms.	Other ___________________________

SECTION (4)b STREET ADDRESS (REQUIRED) NO P.O. BOXES

	CITY							STATE	ZIP CODE

E-MAIL ADDRESS

(4) INVESTOR INFORMATION REQUIRED
SECTION (4)c ALTERNATE ADDRESS

	CITY											STATE	ZIP CODE

	SECTION (4)d HOME PHONE (REQUIRED)						BUSINESS PHONE						EXTENSION
		—			—			—		—
	INVESTOR DATE OF BIRTH (DD-MM-YYYY)					JOINT INVESTOR DATE OF BIRTH (DD-MM-YYYY)					INVESTOR TAX ID#
	—		—			—	—				—
REQUIRED	INVESTOR SSN					JOINT INVESTOR SSN
		—		—			—		—
SECTION (4)e Please indicate Citizenship Status (REQUIRED)
	U.S. Citizen		Resident Alien			Non-Resident Alien*				Employee, Affiliate or Board Member
*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

(5) DISTRIBUTION OPTIONS		Mail to Street Address (4b)	Mail to Alternate Address (4c)
		Distribution Reinvestment Plan	Via Electronic Deposit (ACH)
		Investor elects to participate in the Distribution Reinvestment Plan	Complete information below. See ACH Language in Section 5 of the instructions.
described in the Prospectus and reinvest the entire cash distribution
Checking (must enclose voided check)
		Distributions Directed to:	Savings (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

	CITY		STATE	ZIP CODE

	BANK ABA# (FOR ACH ONLY)		ACCOUNT#

	MUST ENCLOSE A VOIDED CHECK IF IT IS A	CHECKING ACCOUNT

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I am (we are) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I (we) am no longer subject to backup withholding; and (c) I am (we are) am a U.S. Citizen unless I (we) have indicated otherwise in Section 4. Each investor must separately sign and initial each representation made in the subscription agreement, Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS	INITIALS	(A)

All investors except those that are residents of the state of Minnesota acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

				INITIALS	INITIALS	(E)

I (we) represent that I am (we are) purchasing the shares for my (our) own account; or , if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Grubb & Ellis Healthcare REIT, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS	INITIALS	(B)

I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $45,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by the state of primary residence as set forth in the Prospectus under “Suitability Standards.”

				INITIALS	INITIALS	(F)

I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Asset Control.

INITIALS	INITIALS	(C)

I (we) understand that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and, depositing of funds.

				INITIALS	INITIALS	(G)

I (we) acknowledge that if the investor name or registration used in this Subscription Agreement/ Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

INITIALS	INITIALS	(D)	I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.
x
			SIGNATURE OF INVESTOR				DATE
			x				x
			SIGNATURE OF JOINT INVESTOR (IF APPLICABLE)				AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN (GRUBB & ELLIS HEALTHCARE REIT, INC. AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the section of the Prospectus entitled “SUITABILITY STANDARDS” and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

	CITY					STATE	ZIP CODE

	BUSINESS PHONE# (REQUIRED)			FAX PHONE#
		▬	▬	▬	▬
	REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED)				REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

	CITY					STATE	ZIP CODE

	BUSINESS PHONE# (REQUIRED)			FAX#
		▬	▬	▬	▬
E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.	I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.	STATE

Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

(REQUIRED)

x	x
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) (REQUIRED)		DATE
x
SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)		DATE

WIRING INSTRUCTIONS

Effective: August 5, 2009

Thank you for choosing to invest in Grubb & Ellis Healthcare REIT, Inc. For your convenience, listed below are the instructions for wiring funds for an investment held in Grubb & Ellis Healthcare REIT, Inc.

Please note our office must be in receipt of the subscription agreement prior to receiving the funds. If we receive the funds without a subscription agreement, we will be obligated to return the funds if we do not receive the subscription agreement within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Wire Instructions for Grubb & Ellis Healthcare REIT, Inc.
Bank:	UMB Bank, N.A.
Address:	1010 Grand Ave., Kansas City, MO 64106
ABA#:	1010-0069-5
DDA#:	987-187-9747
Account Name:	DST as Agent for Grubb & Ellis Healthcare REIT, Inc.

If you have any questions, please do not hesitate to contact our Investor Services Department at 888-801-0107.

We look forward to serving your investment needs.

Questions regarding your account should be directed to the Investor Services Department at

888.801.0107

OPTIONAL TRANSFER ON DEATH FORM (T.O.D.)

TRANSFER OF DEATH INFORMATION

•    A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner’s beneficiary(ies) upon death; provided that Grubb & Ellis Healthcare REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.

•    Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.

•    A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual’s name or by two or more natural persons as joint tenants with rights of survivorship.

•    Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.

•    A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.

•    If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent’s estate.

•    A minor may not be named as a beneficiary.

•    A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.

•    A T.O.D. designation may be voided at any time by Grubb & Ellis Healthcare REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

•    A T.O.D. designation will not be accepted from residents of Louisiana or Texas.

INVESTOR INFORMATION	#1. NAME OF REGISTERED OWNER (exactly as name appears in the subscription agreement)

	#1. INVESTOR’S SSN		#1. DAYTIME PHONE#			#1. STATE OF RESIDENCE
	–	–		–	–

#2. NAME OF REGISTERED OWNER (exactly as name appears in the subscription agreement)

	#2. INVESTOR’S SSN		#2. DAYTIME PHONE#			#2. STATE OF RESIDENCE
	–	–		–	–

TRANSFER OF DEATH DESIGNATION

I (we) authorize Grubb & Ellis Healthcare REIT, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our ) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

PRIMARY BENEFICIARY
FULL NAME

	SSN			TAX ID #		PERCENTAGE
	–	–	OR	–		%

SECONDARY BENEFICIARY
FULL NAME

	SSN			TAX ID #		PERCENTAGE
	–	–		–		%

THIRD BENEFICIARY
FULL NAME

	SSN			TAX ID #		PERCENTAGE
	–	–		–		%

SIGNATURE

By signing below, I (we) authorize Grubb & Ellis Healthcare REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Grubb & Ellis Healthcare REIT, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Grubb & Ellis Healthcare REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Grubb & Ellis Healthcare REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Grubb & Ellis Healthcare REIT, Inc.

x
	SIGNATURE OF PRIMARY INVESTOR (required)	DATE

x
	SIGNATURE OF JOINT INVESTOR (if applicable)	DATE

DIRECT DEPOSIT AUTHORIZATION THIS SERVICE IS PROVIDED AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)	Mail To:	Grubb & Ellis Healthcare REIT, Inc. c/o DST Systems, Inc. PO Box 219108 Kansas City, MO 64121-9108

NAME OF REGISTERED OWNER

REGISTERED OWNER ’S SSN		REGISTERED OWNER ’S TAX ID #
—	—	OR	—

CHECK ONE
New Authorization Change of Information
BANK NAME

ACCOUNT NAME (IF DIFFERENT FROM REGISTERED OWNER)

ACCOUNT NUMBER

Attach voided check here	CHECK ONE
	Checking Account	Saving Account
ABA ROUTING NUMBER (REQUIRED)

BANK MAILING ADDRESS

CITY		STATE	ZIP CODE

BANK TELEPHONE NUMBER
—	—

PLEASE NOTE: Grubb & Ellis Healthcare REIT, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supercede any previous distribution instructions.

Grubb & Ellis Healthcare REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Healthcare REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Healthcare REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

x
SIGNATURE	DATE

x
JOINT INVESTOR SIGNATURE	DATE
E-MAIL ADDRESS (required to receive notification of direct deposit)

NOTE: Direct Deposit is not available for investments made through IRAs or qualified accounts.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at
888.801.0107